SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            Form 8-K




                         CURRENT REPORT




 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934




                 Date of Report October 13, 1999




      (Date of earliest event reported: September 30, 1999)




                  ESCO ELECTRONICS CORPORATION

     (Exact name of registrant as specified in its charter)




                 Commission file number 1-10596





Missouri                                             43-1554045
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)              Identification No.)

8888 Ladue Road, Suite 200                           63124-2090
St. Louis, Missouri                                  (Zip Code)
(Address of principal executive offices)







 Registrant's telephone number, including area code: (314) 213-7200



                  ESCO Electronics Corporation

Item 2. Acquisition or Disposition of Assets.

On August 23, 1999, ESCO Electronics Corporation (the "Company") and Engineered Systems and Electronics, Inc. ("Buyer") signed the Stock Purchase Agreement (the "Agreement") relating to the purchase and sale of 100% of the outstanding common stock of Systems & Electronics Inc. ("SEI"), an indirect, wholly-owned subsidiary of the Company. The sale was subject to various contingencies and regulatory approvals including, but not limited to, Hart Scott Rodino approval.

On September 30, 1999, the Company announced that the contingencies had been satisfied and removed and that it had closed the sale of SEI to Buyer. The Company sold the stock of SEI for $85 million in cash, net of working capital adjustments. The price was arrived at through arms-length negotiations. The Company was assisted in the transaction by an independent financial advisor. SEI is a designer and manufacturer of defense systems and electronics. Following this sale, the Company's business going forward will be approximately ninety percent commercial.



Item 7. Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma consolidated statements of operations for the year ended September 30, 1998 and the nine months ended June 30, 1999 present the Company's results of operations as adjusted to give effect to the divestiture of SEI as if it occurred September 30, 1997. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1999 presents the Company's financial position as if the divestiture occurred on June 30, 1999. The unaudited pro forma consolidated balance sheet as of June 30, 1999 reflects the elimination of the net assets of SEI, the elimination of all intercompany accounts, the inclusion of the net proceeds from the sale in cash and cash equivalents, and the estimated gain on the sale in retained earnings. The estimated gain on the sale of SEI may change upon final determination and settlement of post-closing adjustments.

The unaudited pro forma financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed as part of the Company's most recent annual and quarterly reports on Forms 10-K and 10-Q for periods ended September 30, 1998 and June 30, 1999, respectively.

The unaudited pro forma information below is provided for information purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transaction actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the nine months ended June 30, 1999 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.



                  ESCO Electronics Corporation
    Unaudited Pro Forma Consolidated Statement of Operations
                  Year Ended September 30, 1998
        (Dollars in thousands, except per share amounts)


                                    (a)
                                Elimination
                            ESCO     of    Pro forma     ESCO
                       Historical   SEI   Adjustments Pro forma

Net Sales                $365,083  139,882         0   $225,201

Cost and Expenses
 Cost of sales            267,332  106,188         0    161,144
 Other charges related to
  cost of sales             2,500    2,500         0          0
 Selling, general and
  administrative expenses  68,326   23,058     6,223 (b) 51,491
 Interest expense (income)  7,703      777    (6,926)(c)      0
 Other, net                 2,875      322         0      2,553
                          -------  -------   -------    -------
   Total costs and
    expenses              348,736  132,845      (703)   215,188
                          -------  -------   -------    -------
Earnings before
 income taxes              16,347    7,037       703     10,013

Income taxes                5,051    2,508       551 (d)  3,094
                          -------  -------   -------    -------

  Net earnings          $ 11,296     4,529       152   $  6,919
                         =======   =======   =======    =======
Earnings per share:
   Basic                $   0.94                       $   0.58
                         =======                        =======

   Diluted              $   0.90                       $   0.55
                         =======                        =======

Average common shares outstanding:
   Basic                  12,015                         12,015
                         =======                        =======

   Diluted                12,550                         12,550
                         =======                        =======

The accompanying notes are an integral part of these financial statements.



                  ESCO Electronics Corporation
    Unaudited Pro Forma Consolidated Statement of Operations
                 Nine months ended June 30, 1999
        (Dollars in thousands, except per share amounts)


                                    (a)
                                Elimination
                           ESCO      of    Pro forma     ESCO
                       Historical   SEI   Adjustments Pro forma

Net Sales                $298,385  119,555         0   $178,830

Cost and Expenses
 Cost of sales            222,504   94,690         0    127,814
 Selling, general and
  administrative expenses  54,748   16,345     3,674 (b) 42,077
 Interest expense (income)  5,151      435    (4,716)(c)      0
 Other, net                 4,179      209         0      3,970
                           ------- -------   -------    -------
   Total costs and
    expenses               286,582 111,679    (1,042)   173,861

Earnings before
 income taxes               11,803   7,876     1,042      4,969
Income taxes                 4,169   2,780       365(d)   1,754
                           ------- -------   -------    -------
Net earnings before
 accounting change        $  7,634   5,096       677   $  3,215
                           ======= =======   =======    =======
Earnings per share:
  Earnings before
   accounting change:

   Basic                  $   0.62                     $   0.26
                           =======                      =======

   Diluted                $   0.61                     $   0.26
                           =======                      =======

Average common
 shares outstanding:

   Basic                    12,318                       12,318
                           =======                      =======

   Diluted                  12,567                       12,567
                           =======                      =======

The accompanying notes are an integral part of these financial statements.



                  ESCO Electronics Corporation
         Unaudited Pro Forma Consolidated Balance Sheet
                          June 30, 1999
        (Dollars in thousands, except per share amounts)


                                    (a)
                                Elimination
                           ESCO      of    Pro forma     ESCO
                       Historical   SEI   Adjustments Pro forma

Cash and cash
 equivalents             $  5,493        0    2,657 (e) $  8,150
Accounts receivable, net   48,271   11,907     (527)(f)   35,837
Unbilled receivables       18,888   13,579        0        5,309
Inventories                61,399   17,413        0       43,986
Other current assets        3,650      902        0        2,748
                          -------  -------  -------      -------
   Total current assets   137,701   43,801    2,130       96,030
Property, plant and
 equipment, net            91,407   19,006        0       72,401
Goodwill                   70,277        0        0       70,277
Deferred tax assets        52,550        0        0       52,550
Other assets               23,383    1,400        0       21,983
                          -------  -------  -------      -------
                         $375,318   64,207    2,130     $313,241

Short-term
 borrowings/current
 maturities long-term
 debt                    $ 38,000        0  (38,000)(e) $      0
Accounts payable           35,081   15,607     (299)(f)   19,175
Advance payments on
 long-term contracts        7,286    5,472        0        1,814
Accrued expenses and other
 current liabilities       19,411    5,024        0       14,387
                          -------  -------  -------      -------
  Total current
   liabilities             99,778   26,103  (38,299)      35,376
Other liabilities          27,774   13,800        0       13,974
Long-term debt             43,981    2,138  (41,843)(e)        0
                          -------  -------  -------      -------
   Total liabilities      171,533   42,041  (80,142)      49,350
Commitments and
 contingencies               -        -        -            -
Shareholders' equity:
  Preferred stock, par value,
   $.01/share                -        -        -            -
  Common stock, par value,
   $.01/share                 128        1        1          128
  Additional paid-in
   capital                201,284  183,559  183,559 (g)  201,284
  Retained earnings
   (deficit)                9,902 (161,394)(101,288)(h)   70,008
  Cumulative foreign
   currency translation
   adjustment              (1,247)       0        0       (1,247)
  Minimum pension
   liability               (2,260)       0        0       (2,260)
                          -------  -------  -------      -------
   Subtotal               207,807   22,166   82,272      267,913
  Less treasury stock,
   at cost                 (4,022)       0        0       (4,022)
                          -------  -------  -------      -------
   Total shareholders'
    equity                203,785   22,166   82,272      263,891
                          -------  -------  -------      -------
                         $375,318   64,207    2,130     $313,241
                          =======  =======  =======      =======

The accompanying notes are an integral part of these financial statements.



                  ESCO Electronics Corporation
 Notes To Unaudited Pro Forma Consolidated Financial Statements




Note (a):The elimination of operating results, assets sold to and liabilities assumed by ESSI reflect the terms of the Agreement.

Note (b):Represents certain ongoing corporate office cost alloc ations from the Company which were previously absorbed by SEI operations. These costs represent corporate office general and administrative expenses, and include certain domestic and international marketing expenses.

Note (c):Represents an adjustment of interest expense assuming the net cash proceeds were used to pay off all outstanding debt at the beginning of the periods presented.

Note (d):Represents the tax expense impact on the pro forma adj ustments. The effective tax rates for the periods presented were 30.9% for the fiscal year ended September
         30, 1998, and 35.3% for the nine months ended June 30, 1999, consistent with ongoing operating results.

Note (e):Represents the net proceeds of the transaction after d educting estimated professional fees relating to the transaction, and after assumed repayment of all outstanding debt.

Note (f):Represents the elimination of SEI intercompany accounts with the Company.

Note (g):Represents the elimination of SEI's additional paid in capital.

Note (h):Represents the elimination of SEI's retained deficit (
         $158.4 million), net of the approximate gain of $60.1 million as a result of the divestiture.The estimated gain may change upon final determination and settlement of post-closing adjustments and other divestiture related costs.



                  ESCO Electronics Corporation


(c)  Exhibits.

Exhibit No.              Exhibit Description

   2 Stock Purchase Agreement dated as of August 23, 1999, as amended September 23, 1999 and September 30, 1999, between Engineered Systems and Electronics, Inc., and ESCO Electronics Corporation and Defense Holding Corp. relating to the purchase and sale of 100% of the Common Stock of Systems & Electronics Inc.

        Certain schedules and attachments have been omitted due to immateriality. The Registrant agrees to furnish supplementary a copy of any omitted schedule or attachment to the Commission upon request.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ESCO Electronics Corporation

                              By: Gary E. Muenster
                              Vice President and
                              Corporate Controller

Dated: October 13, 1999